Genesys Industries Receives New Orders from Industrial Automation & Robotics Customer.

NEW YORK, NY – June 17th, 2020 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN a diversified multi-industry advanced manufacturer of complex components and products announced today that the company has received multiple new purchase orders for the precision manufacturing of engineered components in the Industrial Automation and Robotics sector. The Company expects to engineer, produce and ship most of these orders for the current quarter. The orders represent an increase in demand overall for the Company’s products and services.

Company Spokesperson commented, "We are continuing to see demand for our products and services despite the challenges from economic shutdowns as our business offers products and services that are essential for companies over both the short and long term and our sales pipeline and backlog remains largely intact."

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of precision components and products.   The company is a vertically integrated precision cnc manufacturing and fabrication company with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Automation, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Robotics, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind
For more information on Genesys Industries, please visit www.genesysindustries.com

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

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